PORTFOLIO MANAGEMENT AGREEMENT


         THIS AGREEMENT dated and effective as of March 2, 1998, among Capital Guardian Trust Company, a California corporation (the "Sub-Advisor"); Fremont Investment Advisors, Inc., a Delaware corporation (the "Advisor"); and Fremont Mutual Funds, Inc., a Maryland corporation (the "Fund").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company and is authorized to issue separate series (the "Series"), each of which may offer a separate class of shares of beneficial interest, each Series having its own investment objective, policies and limitations; and

         WHEREAS, the Fund presently offers shares of a particular series named the Fremont International Growth Fund (the "International Growth Series"); and

         WHEREAS, the Fund has retained the Advisor to render investment management and administrative services to the International Growth Series; and

         WHEREAS, the Advisor and the Fund desire to retain the Sub-Advisor to furnish portfolio management services to the International Growth Series in connection with Advisor's investment management activities on behalf of the Series, and the Sub-Advisor is willing to furnish such services to the Advisor and the International Growth Series;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Sub-Advisor, the Advisor and the Fund as follows:

         1 Appointment. The Advisor and the Fund hereby appoint Sub-Advisor to provide sub-investment advisory services to the Advisor and the Fund with respect to certain assets of the International Growth Series for the periods and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided. The Sub-Advisor shall have no duty with respect to the management or operation of the Fund or the International Growth Series except as expressly provided under this Agreement. The Advisor and the Fund hereby represent and warrant that they shall: (1) file all required registration statements and other documents for the Fund with the U.S. Securities and Exchange Commission and any other relevant state or federal agencies or commissions, and will be responsible for the adequacy and accuracy of the content thereof (except for any materials supplied by the Sub-Advisor in writing that have been provided for the express purpose of inclusion in such documents); and (2) file any sales literature used in connection with the sale or distribution of shares of the Fund with all appropriate regulatory agencies as required.

         2. Sub-Advisor Duties. Subject to the supervision of the Advisor, the Sub-Advisor shall have full discretionary authority as agent and attorney-in-fact with respect to the portion of assets of the International Growth Series' portfolio assigned to the Sub-Advisor, from time to time by the Advisor, including authority to: (a) buy, sell, exchange, convert or otherwise trade in any stocks without limitation and (b) place orders for the execution of such securities transactions with or through such brokers, dealers, or issuers as Sub-Advisor may select. The Sub-Advisor will provide the services under this Agreement in accordance with the International Growth Series' registration statement filed with the Securities and Exchange Commission ("SEC"), as amended. The Advisor will provide the Sub-Advisor with a copy of each registration statement promptly after it has been filed with the SEC. Investments by the Sub-Advisor shall conform with the provisions of Appendix B attached hereto, as such may be revised from time to time at the discretion of the Advisor and the Fund and as provided to the Sub-Advisor. Subject to the foregoing, the Sub-Advisor will vote proxies with respect to the securities and investments purchased with the assets of the International Growth Series' portfolio managed by the Sub-Advisor. The Sub-Advisor further agrees that it will:

                  (a) conform with all requirements set out in the Fund's compliance manual to be mutually agreed upon by the Advisor and the Sub-Advisor.

                  (b)  select   brokers   and   dealers  to  execute   portfolio
transactions for the International Growth Series and select the markets on or in which the transaction will be executed. In providing the International Growth Series with investment management, it is recognized that the Sub-Advisor will give primary consideration to seeking best execution for all portfolio transactions and in doing so the Sub-Advisor may consider the financial responsibility, research and investment information and other research services and products provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party. It is understood that it is desirable for the Fund that the Sub-Advisor have access to brokerage and research services and products and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the International Growth Series than broker-dealers that do not provide such brokerage and research services. Therefore, in compliance with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Advisor is authorized to place orders for the purchase and sale of securities for the International Growth Series with such brokers, that provide brokerage and research products and/or services that charge an amount of commission for effecting securities transactions in excess of the amount of commission another broker would have charged for effecting that transaction, provided the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Advisor for this or other advisory accounts, subject to review by the Fund from time to time with respect to the extent and continuation of this practice. It is understood that the information, services and products provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-Advisor's services to other clients. On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the International Growth Series as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased subject to best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the International Growth Series and to such other clients.

                  (c) make available to the Advisor and the Fund's Board of Directors promptly upon their request all its investment records and ledgers relating to the International Growth Series to assist the Advisor and the Fund in their compliance with respect to the International Growth Series' securities transactions as required by the 1940 Act and the Investment Advisers Act of 1940 ("Advisers Act"), as well as other applicable laws. The Sub-Advisor will furnish the Fund's Board of Directors with respect to the International Growth Series such periodic and special reports as the Advisor and the Directors may reasonably request in writing.

                  (d) maintain detailed records of the assets managed by the Sub-Advisor as well as all investments, receipts, disbursements and other transactions made with such assets. Such records shall be open to inspection and audit during Sub-Advisor's normal business hours upon reasonable notice by any person designated by the Advisor or the Fund. The
Sub-Advisor shall provide to the Advisor or the Fund and any other party designated by either the Advisor or the Fund: (i) monthly statements of the activities with regard to the assets for the month and of the assets showing each asset at its cost and its fair market value as determined according to the reasonable procedures established by the Sub-Advisor and (ii) a quarterly review of the assets under management.

         3. Expenses. During the term of this Agreement, the Sub-Advisor will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management activities under this Agreement. The Sub-Advisor shall not be responsible for any expense incurred by the Advisor or the Fund, except as provided in paragraph 6 below.

         4. Compensation. For the services provided to the International Growth Series, the Advisor will pay the Sub-Advisor the fees as set forth in Appendix A hereto at the times set forth in Appendix A hereto.

         5. Books and Records; Custody. (a) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it maintains for the International Growth Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

                  (b) Title to all investments shall be made in the name of the Fund, provided that for convenience in buying, selling, and exchanging securities (stocks, bonds, commercial paper, etc.), title to such securities may be held in the name of the Fund's custodian bank, or its nominee. The Fund shall advise the Sub-Advisor of the identity of its custodian bank and shall give the Sub-Advisor 15 days' written notice of any changes in such custody arrangements.

                  Neither the Sub-Advisor, nor any parent, subsidiary or related firm, shall take possession of or handle any cash, securities, mortgages or deeds of trust, or other indicia of ownership of the Fund's investments, or otherwise act as custodian of such investments. All cash and the indicia of ownership of all other investments shall be held by the Fund's custodian bank. The Sub-Advisor shall have no liability with respect to custody arrangements or the acts, conduct or omission of the Fund's custodian.

                  The Fund shall instruct its custodian bank to (a) carry out all investment instructions as may be directed by the Sub-Advisor with respect thereto (which may be orally given if confirmed in writing); and (b) provide the Sub-Advisor with all operational information necessary for the Sub-Advisor to trade on behalf of the Fund. The Advisor and the Fund hereby acknowledge that as of the inception of the Sub-Advisor's management duties with respect to the International Growth Series, the Sub-Advisor shall be relying on the Fund Custodian's identification of the assets and liabilities in the International Growth Series as well as their availability for sale and settlement. The Sub-Advisor may reasonably rely without further inquiry upon any information furnished to it by the Fund's Custodian, and the Sub-Advisor shall not be responsible for any errors or omission arising from any inaccuracies or incompleteness in such information.

         6. Sub-Advisor's Liabilities. In the absence of willful misconduct, bad faith, negligence or reckless disregard of obligations and duties under this Agreement, the Sub-Advisor shall not be subject to liability to the Advisor or the Fund for any act or omission in the course of rendering services under this Agreement.

         7. Indemnification. The Sub-Advisor agrees to indemnify and hold harmless the Advisor, the Fund, any affiliated person within the meaning of
Section 2(a)(3) of the 1940 Act ("affiliated person") of the Advisor or the Fund (other than the Sub-Advisor) and each person, if any, who, within the meaning of
Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Advisor or the Fund (collectively, the "Indemnified Advisor Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which the Advisor, the Fund or such affiliated person or controlling person may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise, which (1) may be based upon the willful misconduct, bad faith or gross negligence by the Sub-Advisor, any of its employees or representatives or any affiliate of or any person acting on behalf of the Sub-Advisor (it being understood that broker/dealers are not deemed to be acting on behalf of the Sub-Advisor) or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement or prospectus covering the shares of the Fund or any amendment thereof or any supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made with reasonable reliance upon written information furnished to the Fund or any affiliated person of the Fund by the Sub-Advisor or any affiliated person of the Sub-Advisor supplied for the express purpose of inclusion in such registration statement or prospectus; provided, however, that in no case is the Sub-Advisor's indemnity in favor of the Advisor or the Fund or any affiliated person or controlling person of the Advisor or the Fund deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misconduct, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Advisor.

         The Advisor and the Fund agree to indemnify and hold harmless the Sub-Advisor, its affiliates, and their respective directors, officers, employees and affiliated persons and controlling persons (collectively, the "Indemnified Sub-Advisor Parties") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Indemnified Sub-Advisor Parties may become subject under the 1933 Act, 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise which does not require the Sub-Advisor to provide an indemnity under the previous paragraph, provided that none of the Indemnified Sub-Advisor Party has acted in a manner that involves willful misconduct, bad faith or negligence in the performance of his or its duties or by reason of his or its reckless disregard of obligations and duties under this Agreement or under any law applicable to the Sub-Advisor.

         In order to provide for just and equitable contribution in circumstances in which the indemnities provided above are for any reason unenforceable or unavailable to or otherwise insufficient to hold harmless an indemnified party, the Indemnified Advisor Parties and the Indemnified Sub-Advisor Parties shall contribute to the aggregate losses, claims, damages, liabilities and legal and other expenses based upon the relative fault of the Indemnified Advisor Parties and the Indemnified Sub-Advisor Parties shall be determined by reference to amongst other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or alleged inaccurate representation and or warranty relates to information supplied by the Indemnified Advisor Parties or the Indemnified Sub-Advisor Parties.

         8. Other Investment Activities of Sub-Advisor. The Fund and Advisor acknowledge that Sub-Advisor, or one or more of its affiliates, may have investment responsibilities or render investment advice to, or perform other investment advisory services for, other individuals or entities ("Affiliated Accounts"). Subject to the provisions of paragraph 2 hereof, the Fund agrees that the Sub-

Advisor or its affiliates may give advice or exercise investment responsibility and take other action with respect to other Affiliated Accounts which may differ from advice given or the timing or nature of action taken with respect to the International Growth Series; provided that the Sub-Advisor acts in good faith, and provided further that it is the Sub-Advisor's policy to allocate, within its reasonable discretion, investment opportunities to the International Growth Series over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the International Growth Series and any specific investment restrictions applicable thereto. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the International Growth Series may have an interest from time to time, whether in transactions which may involve the International Growth Series or otherwise. Sub-Advisor shall have no obligation to acquire for the International Growth Series a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment either for the International Growth Series or otherwise.

         9. (a) Duration. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effective for a period of two years from the date of this Agreement, and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Board of Directors of the Fund or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the International Growth Series, and (ii) by the Advisor, and (iii) by the vote of a majority of the Board of Directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the International Growth Series, or by the Advisor, on thirty (30) days' written notice to the Sub-Advisor, or by the Sub-Advisor on like notice to the Board of Directors of the Fund and to the Advisor. Payment of fees earned through the date of termination shall not be construed as a penalty.

                  (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

         10. Amendments. No provision of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the International Growth Series, if such approval is required by applicable law.

         11. Miscellaneous.

                  (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  (b)  The   captions  of  this   Agreement   are  included  for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  (c) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

                  (d) Nothing herein shall be construed as constituting the Sub-Advisor as an agent of the Fund or the Advisor except to the extent specifically stated in paragraph 2.

                  (e) This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

                  (f) This Agreement may be executed in counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered, shall be deemed an original and all of which counterparts shall constitute but one and the same agreement.

         12. Use of Name. It is understood that the name "Capital Guardian" or the name of any of its affiliates, or any derivative or logo/trademark associated with those names, are the valuable property of the Sub-Advisor and its affiliates and that the Fund and/or the Fund's distributor have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Fund with the written approval of the Sub-Advisor which shall not be unreasonably withheld so long as this Agreement is in effect. Upon termination of the Agreement the Fund shall forthwith cease to use such name(s) or derivative(s). The Advisor agrees that it will review with Sub-Advisor any advertisement, sales literature or notice prior to its use that makes reference to the Sub-Advisor.

         13. Receipt of Brochure. The Advisor and The Fund hereby acknowledge that the Sub-Advisor is a "bank" under Section 202(a)(2) of the Advisers Act and is therefore exempt under the Advisors Act from registration and Form ADV filing and disclosure requirements.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        CAPITAL GUARDIAN TRUST COMPANY


                                        By:      ___________________________


                                        (Title)  ___________________________

                                        FREMONT INVESTMENT ADVISORS, INC.

                                        By:      ___________________________


                                        (Title)  ___________________________


                                        FREMONT MUTUAL FUNDS, INC.

                                        By:      ___________________________


                                        (Title)  ___________________________

                                   APPENDIX A

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         Capital Guardian Trust Company
              Sub-Advisor to the Fremont International Growth Fund


                                SCHEDULE OF FEES
                                ----------------

Fremont Investment Advisors, Inc. will pay to Capital Guardian a fee computed at the annual rate of .75% (75 basis points) of the first $25 million of the average value of the daily net assets of the Fremont International Growth Fund,
 .60% (60 basis points) of the next $25 million, .425% (42.5 basis points) of the next $200 million and .375% (37.5 basis points) of the average value of the daily assets of the International Growth Fund in excess of $250 million. For purposes of calculating the fee stated above, other assets managed by the Sub-Advisor for the Advisor might be considered.

Fee will be billed after the end of each calendar month. Fees will be prorated for any period less than one month. Fees shall be due and payable within thirty
(30) days after an invoice has been delivered to Fremont Investment Advisors, Inc.

                                   APPENDIX B

                        TO PORTFOLIO MANAGEMENT AGREEMENT

                         Capital Guardian Trust Company
              Sub-Advisor to the Fremont International Growth Fund


                      INVESTMENT OBJECTIVES AND GUIDELINES
                      ------------------------------------

Overall Investment Objective:
-----------------------------

The objective of the Fremont International Growth Fund is to achieve long-term capital appreciation by investing primarily in equity securities of issuers domiciled outside the United States. Under normal market conditions, at least 90% of the Fund's assets will be invested in equity securities outside the United States.

Policy and Guidelines for Sub-Advisor:
--------------------------------------

The Sub-Advisor will adhere to the Investment Objective and to policies in the Fremont International Growth Fund prospectus.

Performance Objective for Sub-Advisor:
--------------------------------------

The Sub-Advisor is expected to achieve a competitive rate of return over a 3 to 5 year time horizon and/or a complete market cycle, relative to other funds as compiled by Lipper Analytical Services and/or Morningstar. A competitive rate of return is defined as Fund performance in the top one-third of such funds.